UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): April 4, 2011
Builders FirstSource, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-51357	52-2084569
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
2001 Bryan Street, Suite 1600, Dallas, Texas 75201
(Address of principal executive offices, including zip code)
(214) 880-3500
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure
On April 4, 2011, Builders FirstSource, Inc. (the “Company”, “we”, “us” or “our”) provided the following information to potential investors in connection with its previously announced offering of senior secured notes. This report shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of notes in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.
RECENT DEVELOPMENTS
Recent financial results
Our sales for the two months ended February 28, 2011 were $95.7 million, a 4.2% increase over sales of $91.8 million for the two months ended February 28, 2010. Actual single family housing starts in the South Region, as defined by the U.S. Census Bureau, and which includes all of our markets, declined 19.8% over these same periods. Lumber commodity prices were comparable over these same periods. We believe our sales increased despite the challenging macro-economic environment due to the strength of our competitive position, and that our financial results are indicative of market share gains over this time period.
For the fiscal first quarter ending March 31, 2011, we anticipate that sales will be in the range of approximately $160 million to $165 million; essentially flat with first quarter 2010 sales of $161.4 million on significantly fewer housing starts and comparable lumber commodity prices. We expect that our fiscal first quarter Adjusted EBITDA loss will be in the range of approximately $(9) million to $(12) million, compared to $(15.3) million in the first quarter of 2010. A range of net income (loss) and a reconciliation of Adjusted EBITDA to net income (loss) cannot be provided at this time because the line items in our statement of operations have not been finalized with sufficient certainty. We continue to face a challenging operating environment, driven largely by conditions in the housing market and general economic conditions.
The estimates set forth above are based solely on currently available information. We have not finalized our financial statement closing process for the first quarter ended March 31, 2011. During the course of this process we may identify items that would require us to make adjustments to our preliminary operating results described above. As a result, the discussion above constitutes forward-looking statements and, therefore, we caution you that these statements are subject to risks and uncertainties, including possible material adjustments to our preliminary operating results and the risk factors highlighted in this offering memorandum. We do not intend to update or otherwise revise this discussion to reflect future events and do not intend to disclose publicly whether our actual results will vary from those discussed above other than through the release of actual results in the ordinary course of business.
Cautionary Notice
Statements in this news release which are not purely historical facts or which necessarily depend upon future events, including statements about anticipations, beliefs, expectations, hopes, intentions or strategies for the future, may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended and Section 27A of the Securities Act.. Readers are cautioned not to place undue reliance on forward-looking statements. All forward-looking statements are based upon information available to Builders FirstSource, Inc. on the date this release was submitted. Builders FirstSource, Inc. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Any forward-looking statements involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements. Further information regarding factors that could affect our financial and other results can be found in the risk factors section of Builders FirstSource, Inc.’s most recent annual report on Form 10-K filed with the Securities and Exchange Commission. Consequently, all forward-looking statements in this report are qualified by the factors, risks and uncertainties contained therein.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

BUILDERS FIRSTSOURCE, INC.
By:	/s/ Donald F. McAleenan
	Name:	Donald F. McAleenan
	Title:	Senior Vice President, General Counsel and Secretary

Date: April 4, 2011